Exhibit 2

THIRD AMENDING AGREEMENT IN

RESPECT OF THE BRIDGE LOAN AGREEMENT

THIS THIRD AMENDING AGREEMENT, made as of the 15 day of September, 2008

BETWEEN:

MAGNA ENTERTAINMENT CORP.,

a corporation incorporated under the laws of the
State of Delaware

(hereinafter called the “Borrower”),

OF THE FIRST PART,

- and -

MID ISLANDI SF.,

a partnership formed under the laws of Iceland,
acting through its Zug branch

(hereinafter called the “Lender”),

OF THE SECOND PART,

- and -

PACIFIC RACING ASSOCIATION,

a corporation incorporated under the laws of the
State of California

- and -

MEC LAND HOLDINGS (CALIFORNIA) INC.,

a corporation incorporated under the laws of the
State of California

(hereinafter collectively called the “Golden Gate Fields Guarantors”),

OF THE THIRD PART,

- and -

THE SANTA ANITA COMPANIES, INC.,

a corporation incorporated under the laws of the
State of Delaware

- and -

LOS ANGELES TURF CLUB, INCORPORATED,

a corporation incorporated under the laws of the
State of California

(hereinafter collectively called the “Santa Anita Guarantors”),

OF THE FOURTH PART,

- and -

GULFSTREAM PARK RACING ASSOCIATION, INC.,

a corporation incorporated under the laws of the
State of Florida

(hereinafter called the “Gulfstream Guarantor”),

OF THE FIFTH PART,

- and -

GPRA THOROUGHBRED TRAINING CENTER INC.,

a corporation incorporated under the laws of the
State of Delaware

(hereinafter called the “Palm Meadows Training Guarantor”),

OF THE SIXTH PART,

- and -

MEC DIXON, INC.,

a corporation incorporated under the laws of the
State of Delaware

(hereinafter called the “Dixon Guarantor”),

OF THE SEVENTH PART,

- and -

MEC HOLDINGS (USA) INC.,

a corporation incorporated under the laws of the
State of Delaware

- and -

SUNSHINE MEADOWS RACING, INC.,

a corporation incorporated under the laws of the
State of Delaware

(hereinafter collectively called the “Ocala Guarantors”),

OF THE EIGHTH PART,

- and -

THISTLEDOWN, INC.,

a corporation incorporated under the laws of the
State of Ohio

(hereinafter called the “Thistledown Guarantor”),

OF THE NINTH PART,

- and –

MEC MARYLAND INVESTMENTS INC.,

a corporation incorporated under the laws of the
State of Delaware

- and -

30000 MARYLAND INVESTMENTS LLC,

a limited liability company formed under the laws
of the State of Delaware

(hereinafter collectively called the “AmTote Guarantors”) (the Golden Gate Fields Guarantors, the Santa Anita Guarantors, the Gulfstream Guarantor, the Palm Meadows Training Guarantor, the Dixon Guarantor, the Ocala Guarantors, the Thistledown Guarantor, and the AmTote Guarantors hereinafter collectively called the “Guarantors”),

OF THE TENTH PART.

WHEREAS the Lender, as lender, the Borrower, as borrower, and the Guarantors, as guarantors, are parties to a bridge loan agreement made as of September 12, 2007, as amended by a First Amending Agreement (the “First Bridge Loan Amending Agreement”) made as of the 23rd day of May, 2008, as amended by a Second Amending Agreement (the “Second Bridge Loan Amending Agreement”) made as of the 13th day of August, 2008 (such bridge loan agreement, as amended and as may be further amended, modified, renewed or replaced from time to time being referred to herein as the “Bridge Loan Agreement”);

AND WHEREAS on September 11, 2007, the Borrower’s Board of Directors approved and adopted a plan (the “MEC Debt Elimination Plan”) (referenced in the Bridge Loan Agreement as the Borrower Restructuring Plan) to restructure the Borrower’s balance sheet through the sale of certain assets and entering into strategic partnerships or joint ventures to allow the Borrower to substantially eliminate its debt by December 31, 2008, and to pursue a business plan focused on achieving sustainable profitability;

AND WHEREAS the MEC Debt Elimination Plan contemplated the sale of assets including, without limiting the generality of the foregoing, certain of those Properties owned by the Borrower that constitute collateral for the Loan;

AND WHEREAS the sale of assets under the MEC Debt Elimination Plan continues to take longer than originally contemplated and, although the Borrower continues to take steps to implement the MEC Debt Elimination Plan, it does not expect to execute the MEC Debt Elimination Plan on the originally contemplated time schedule, if at all;

AND WHEREAS on March 31, 2008, the Board of Directors of MI Developments Inc. (“MID”), an affiliate of the Lender and the controlling shareholder of the Borrower, received a reorganization proposal on behalf of various shareholders of MID that would, among other things, alter the relationship between MID and the Borrower;

AND WHEREAS on June 27, 2008, MID announced that, in light of shareholder discussions relating to potential amendments to the reorganization proposal, the special meeting of MID shareholders to consider the reorganization proposal, previously called for July 24, 2008, was being postponed;

AND WHEREAS discussions between MID and various of its shareholders relating to potential amendments to the reorganization proposal are ongoing, and, given that no consensus has been reached with respect to such amendments, MID intends to continue to explore a range of alternatives with respect to its investment in the Borrower;

AND WHEREAS on August 22, 2008, MID announced that it had retained GMP Securities L.P. as a financial advisor to MID management to liaise with shareholders in an attempt to develop a consensus on how best to reorganize MID;

AND WHEREAS pursuant to the First Bridge Loan Amending Agreement the parties to the Bridge Loan Agreement have amended the Bridge Loan Agreement to, inter alia: (i) increase the Loan Amount from $80,000,000 to $110,000,000; (ii) provide that Loan Amounts borrowed and repaid prior to the date of the First Bridge Loan Amending Agreement may be reborrowed; (iii) extend the Maturity Date of the Loan from May 31, 2008 to August 31, 2008; and (iv) provide for certain additional arrangement and extension fees, all on the terms and conditions set out therein;

AND WHEREAS pursuant to the Second Bridge Loan Amending Agreement the parties to the Bridge Loan Agreement have amended the Bridge Loan Agreement to, inter alia: (i) extend the Maturity Date of the Loan from August 31, 2008 to September 30, 2008; and (ii) provide for an extension fee, all on the terms and conditions set out therein;

AND WHEREAS the parties to the Bridge Loan Agreement have agreed to further amend the Bridge Loan Agreement to, inter alia, extend the Maturity Date of the Loan from September 30, 2008 to October 31, 2008 and provide for an extension fee, all on the terms and conditions set out herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the sum of Ten Dollars ($10.00) paid by each of the parties hereto to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.                                       Definitions.  Unless otherwise defined herein, all capitalized terms used in this agreement (this “Agreement”) shall have the respective meanings ascribed to them in the Bridge Loan Agreement.

2.                                       Representations and Warranties. The Borrower and the Guarantors jointly and severally represent and warrant to and in favour of the Lender, with the intent that the Lender shall be entitled to rely upon such representations and warranties in entering into this Agreement and notwithstanding the completion of the transactions contemplated herein, that: (i) all of the recitals to this Agreement are true and complete in all material respects; (ii) except as specifically qualified in the Disclosure Schedule, all of the representations and warranties of the Borrower in Article 5 of the Bridge Loan Agreement are true and correct on the date hereof as if made on and as of the date hereof; and (iii) there are no facts, conditions or circumstances that are known to the Borrower or any of the Guarantors and that may reasonably be considered relevant to the Lender’s decision to enter into this Agreement that have not been disclosed in writing to the Lender.

3.                                       Amendments.  The Bridge Loan Agreement is hereby amended as follows:

(a)                                  by deleting the definition of “Maturity Date” in Section 1.1 of the Bridge Loan Agreement and replacing it with the following:

““Maturity Date” means October 31, 2008 (or such later date or dates as may be determined in writing from time to time by the Lender in its sole discretion, with such later date or dates being subject to such conditions as may be determined by the Lender in its sole discretion);”;

(b)                                 by deleting the definition of “Second Extension Fee” in Section 1.1 of the Bridge Loan Agreement and replacing it with the following:

““Second Extension Fee” has the meaning ascribed thereto in Subsection 4.3(d)”;

(c)                                  by adding, in proper alphabetical order, the following definition of “Third Bridge Loan Amending Agreement” to Section 1.1 of the Bridge Loan Agreement:

““Third Bridge Loan Amending Agreement” means that certain Third Amending Agreement in respect of this Agreement made as of the 15 day of September, 2008 “;

(d)                                 by adding, in proper alphabetical order, the following definition of “Third Extension Fee” to Section 1.1 of the Bridge Loan Agreement:

““Third Extension Fee” has the meaning ascribed thereto in Subsection 4.3(e)”;

(e)                                  by deleting Subsection 4.3(d) of the Bridge Loan Agreement and replacing it with:

(d)           Second Extension Fee.  The Borrower shall pay to the Lender a second extension fee (the “Second Extension Fee”) in the amount of $527,500, being 0.5% of the Loan Amount.”;

(f)                                    by adding the following as Subsection 4.3(e) of the Bridge Loan Agreement:

(d)                                 Third Extension Fee.  The Borrower shall pay to the Lender a third extension fee (the “Third Extension Fee”) in the amount of $527,500, being 0.5% of the Loan Amount.”; and

(g)                                 by deleting Section 7.2(r) of the Bridge Loan Agreement in its entirety and replacing it with the following:

“(r) (i)     prior to the first Advance after the date of the Second Bridge Loan Amending Agreement, the Board of Directors of the Borrower shall have formally approved (with evidence thereof in the form of a certified resolution provided to the Lender) a cash flow forecast through December 31, 2008 and, in the event that any material variances to such forecast occur, the Board of Directors of the Borrower shall formally approve a revised forecast (with evidence thereof in the form of a certified resolution provided to the Lender) prior to any requests for Advances being made subsequent to the date of any such variance; and (ii) prior to the first Advance on or after October 15, 2008: (A) BMO shall have extended the maturity of the BMO Credit Agreement to no earlier than October 31, 2008 on terms satisfactory to the Lender in its sole and absolute discretion; or (B) the Borrower shall have obtained financing to replace the financing under the BMO Credit Agreement, having a maturity no earlier than October 31, 2008 and otherwise on terms satisfactory to the Lender in its sole and absolute discretion.”.”

4.                                       Conditions Precedent.  The amendments contained in this Agreement shall be conditional upon the satisfaction (or waiver by the Lender) of all of the following conditions (collectively, the “Conditions Precedent”): (i) the Borrower extending the maturity of the BMO Credit Agreement to no earlier than October 15, 2008 on terms satisfactory to the Lender in its sole and absolute discretion; (ii) the Lender receiving the Third Extension Fee; (iii) the delivery by the Borrower to the Lender of a certified copy of the resolution passed by the Borrower’s Board of Directors approving the entering into of this Agreement; and (iv) the complete truth and accuracy of the representations and warranties set forth in Section 2 of this Agreement. The Conditions Precedent are strictly inserted for the benefit of the Lender and may be waived, in whole or in part, at any time and from time to time, by the Lender at the Lender’s sole and absolute discretion.

5.                                       Opinions.  The Borrower shall, if requested by the Lender in writing, deliver to the Lender, as soon as reasonably practicable following such written request, opinions of each of the Borrower’s and Guarantors’ New York and Delaware Agent, the Borrower’s and Guarantors’ Florida Agent, and the Borrower’s and Guarantors’ California Agent, and the Borrower’s and Guarantors’ Ohio Agent, addressed to the Lender, the Lender’s Counsel, and the Lender’s relevant agents, in form, scope and substance satisfactory to the Lender and the Lender’s Counsel, acting reasonably, with respect to this Agreement and any of the Loan Documents.

6.                                       Confirmation of Amended Bridge Loan Agreement.  The Bridge Loan Agreement, as amended by this Agreement, is hereby ratified and confirmed in all respects and time shall remain of the essence. After the date hereof (subject to the satisfaction or waiver of all Conditions Precedent), all references in each Loan Document to the Loan Agreement shall be deemed to be a reference to the Bridge Loan Agreement as amended by this Agreement.

7.                                       Successors and Assigns.  This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties hereto and their respective successors and permitted assigns.

8.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable herein.

9.                                       Time of the Essence.  Time shall be of the essence of this Agreement.  If anything herein is to be done on a day which is not a Business Day, the same shall be done on the next succeeding Business Day.  Where in this Agreement a number of days is prescribed, the number shall be computed by excluding the first day and including the last day.

10.                                 Headings, Extended Meanings.  The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof and are not to be considered in the interpretation hereof.  In this Agreement, words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing persons include firms or corporations and vice versa.

11.                                 Counterparts.  This Agreement may be executed in counterparts and may be delivered by e-mail and/or facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.

MAGNA ENTERTAINMENT CORP., as Borrower

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

PACIFIC RACING ASSOCIATION

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC LAND HOLDINGS (CALIFORNIA) INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

THE SANTA ANITA COMPANIES, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

LOS ANGELES TURF CLUB, INCORPORATED

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

GULFSTREAM PARK RACING ASSOCIATION, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC HOLDINGS (USA) INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC DIXON, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

GPRA THOROUGHBRED TRAINING CENTER, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

SUNSHINE MEADOWS RACING, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

THISTLEDOWN, INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MEC MARYLAND INVESTMENTS INC.

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed” “signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

30000 MARYLAND INVESTMENTS LLC

by	“signed”
	Name:	Blake Tohana
	Title:	Executive Vice President and Chief Financial Officer

“signed”
	Name:	William Ford
	Title:	Secretary

We have authority to bind the Corporation.

MID ISLANDI SF., acting through its Zug Branch

by	“signed”
	Name:	Thomas Schultheiss
	Title:	Branch Manager

“signed”
	Name:	Peter Nideroest
	Title:	Branch Manager

We have authority to bind the Partnership.